EXHIBIT 32
CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     Each of the undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to their knowledge:
(1)	this periodic report fully complies with the applicable requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of ValueVision Media, Inc.
Dated: September 13, 2007

/s/ William J. Lansing
William J. Lansing
Chief Executive Officer, President and Director

/s/ Frank P. Elsenbast
Frank P. Elsenbast
Senior Vice President, Chief Financial Officer